                                                                   Exhibit 10.11

                           IMPAC MEDICAL SYSTEMS, INC.



                          INVESTORS' RIGHTS AGREEMENT



                                 October 9, 1996

                               TABLE OF CONTENTS
                               -----------------

Description                                                                           Page
-----------                                                                           ----
1    Registration Rights .......................................................       1
        1 1  Definitions .......................................................       1
        1.2  Request for Registration ..........................................       2
        1.3  Company Registration.. ............................................       3
        1.4  Obligations of the Company ........................................       4
        1.5  Furnish Information ...............................................       5
        1.6  Expenses of Demand Registration. ..................................       6
        1.7  Expenses of Company Registration ..................................       6
        1.8  Underwriting Requirements .........................................       6
        1.9  Delay of Registration .............................................       7
        1.10 Indemnification ...................................................       7
        1.11 Reports Under Securities Exchange Act of 1934 .....................       9
        1.12 Form S-3 Registration .............................................      10
        1.13 Assignment of Registration Rights .................................      11
        1.14 Limitations on Subsequent Registration Rights .....................      11
        1.15 "Market Stand-Off" Agreement ......................................      11
        1.16 Termination of Registration Rights ................................      12
2. Covenants of the Company ....................................................      12
        2.1  Delivery of Financial Statements ..................................      12
        2.2  Inspection ........................................................      13
        2.3  Encumbrance of Assets .............................................      13
        2.4  Termination of Information and Inspection Covenants ...............      14
        2.5  Right of First Offer ..............................................      14
3. Repurchase ..................................................................      15
        3.1  Repurchase Request ................................................      15
        3.2  Notice ............................................................      16
        3.3  Availability of Funds .............................................      16
        3.4  Fair Market Value .................................................      17
        3.5  Conflicts with Articles ...........................................      17
4. Covenants of the Investors ..................................................      17
        4.1  Company Right of First Offer ......................................      17
        4.2  Covenant by Summit Partners .......................................      18
5  Miscellaneous ...............................................................      18
        5.1  Successors and Assigns ............................................      18
        5.2  Governing Law .....................................................      18
        5.3  Counterparts ......................................................      18
        5.4  Titles and Subtitles ..............................................      18
        5.5  Notices ...........................................................      19
        5.6  Amendments and Waivers ............................................      19
        5.7  Severability ......................................................      19
        5.8  Aggregation of Stock ..............................................      19

                           IMPAC MEDICAL SYSTEMS, INC.

                           INVESTORS' RIGHTS AGREEMENT
                           ---------------------------

         This Investors' Rights Agreement (the "Agreement") is made as of the
                                                ---------
 9th day of October, 1996, by and among IMPAC Medical Systems, Inc., a California corporation (the "Company"), and each of the investors listed on
                              -------
 Exhibit A hereto.
 ---------

                                    RECITALS
                                    --------

         The Company and the Investors have entered into a Series A Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith
                               ------------------
pursuant to which the Company desires to sell to the Investors and the Investors desire to purchase from the Company shares of the Company's Series A Preferred Stock. A condition to the Investors' obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series A Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company and the Investors each desire to induce the Investors to purchase shares of Series A Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

                  1.      Registration Rights. The Company and the Investors
                          -------------------
covenant and agree as follows:

                          1.1  Definitions. For purposes of this Section 1:
                               -----------

                               (a)   The terms "register," "registered," and
                                                --------    ----------
"registration" refer to a registration effected by preparing and filing a
 ------------
registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of
                          ---
effectiveness of such registration statement or document;

                               (b)   The term "Registrable Securities" means (i)
                                               ----------------------
the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock (such shares of Common Stock are collectively referred to hereinafter as the "Stock"), and (ii) any other shares of Common Stock of the
                    -----
Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, provided
                                                                     --------
that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                               (c)   The number of shares of "Registrable
                                                              -----------
Securities then outstanding" shall be determined by the number of shares of
---------------------------
Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                               (d)   The term "Holder" means any person owning
                                               ------
or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

                               (e)   The term "Form S-3" means such form under
                                               --------
the Act as in effect on the date hereof or any successor form under the Act; and

                               (f)   The term "SEC" means the Securities and
                                               ---
Exchange Commission.

                          1.2  Request for Registration.
                               -------------------------

                               (a)   If the Company shall receive at any time
after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least twenty percent (20%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect, as soon as practicable and in any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                               (b)   If the Holders initiating the registration
request hereunder ("Initiating Holders") intend to distribute the Registrable
                    ------------------
Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection l.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount-of Registrable Securities of the Company owned by each Holder; provided, however,
                                                            --------  -------
that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this
                    --------  -------
right more than once in any twelve-month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                       (i)   After the Company has effected two (2)
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                       (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                       (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

             1.3  Company Registration. If (but without any obligation to do so)
                  --------------------
the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company employee benefit plan or a transaction covered by Rule 145 under the Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty
(20) days after mailing of such notice by the Company in accordance with Section 5.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

           1.4 Obligations of the Company. Whenever required under this Section
               --------------------------
1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to the shorter of ninety
(90) days or until the distribution contemplated in the registration statement has been completed, provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for a period of up to the shorter of ninety (90) days or until the distribution contemplated in the registration statement has been completed, provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for a period of up to the shorter of ninety (90) days or until the distribution contemplated in the registration statement has been completed, provided, however, that such ninety (90) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of the Company or an underwriter of Common Stock (or other securities) of the Company.

              (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

              (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

              (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          1.5 Furnish Information. It shall be a condition precedent to the
              -------------------
obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

              1.6 Expenses of Demand Registration. All expenses other than
                  -----------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

              1.7 Expenses of Company Registration. The Company shall bear and
                  ---------------------------------
pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, fling, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, but excluding underwriting discounts and commissions relating to Registrable Securities.

              1.8 Underwriting Requirements. In connection with any offering
                  -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling
                                                                        -------
shareholder," and any pro-rata reduction with respect to such "selling
-----------
shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

                1.9   Delay of Registration. No Holder shall have any right to
                      ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                1.10  Indemnification. In the event any Registrable Securities
                      ---------------
are included in a registration statement under this Section 1:

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint
      ------------
or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                      (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement; each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange
Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.11 Reports Under Securities Exchange Act of 1934. With a view to
               ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  1.12     Form S-3 Registration. In case the Company shall
                           ---------------------
receive from any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                           (a)    promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b)    as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect
         --------  -------
any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                           (c)    Subject to the foregoing, the Company shall
file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                  1.13     Assignment of Registration Rights. The rights to
                           ---------------------------------
cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 100,000 shares of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

                  1.14     Limitations on Subsequent Registration Rights. From
                           ---------------------------------------------
and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

                  1.15     "Market Stand-Off" Agreement. Each Holder hereby
                            ---------------------------
agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                           (a)  such agreement shall be applicable only to the
first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                           (b)  all officers and directors of the Company, all
three-percent or greater securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

               In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.15.

               Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

               1.16 Termination of Registration Rights. No Holder shall be
                    ----------------------------------
entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) such time as Rule 144 or another similar exemption under the Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration.

          2.   Covenants of the Company.
               ------------------------

               2.1  Delivery of Financial Statements. The Company shall deliver
                    --------------------------------
to each Investor holding, and to transferees of, at least 100,000 shares of Registrable Securities:

                    (a)  as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"),
                                                                       ----
and audited and certified by an independent public accounting firm selected by the Company within the group of "Big 6" accounting firms;

                    (b)  as soon as practicable, but in any event within thirty
(30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                    (c) within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                    (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company,

                           (e)    with respect to the financial statements
called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so; and

                           (f)    such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information

                  2.2      Inspection. The Company shall permit each Investor
                           ----------
who holds not less than 100,000 shares of Registrable Securities, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                  2.3      Encumbrance of Assets. The Company shall not encumber
                           ---------------------
all or substantially all of its assets without the approval of the Company's Board of Directors, which approval shall include the affirmative vote of the director elected as the representative of the Series A Preferred Stock pursuant to Article III, Section 3 of the Company's First Amended and Restated Articles of Incorporation; provided, however, that this Section 2.3 shall not apply to the encumbrance by the Company of all or substantially all of its assets in connection with indebtedness incurred by the Company in the individual amount of less than $25,000, provided, further, that the aggregate of such indebtedness does not exceed $150,000.

                  2.4      Termination of Information and Inspection Covenants.
                           ---------------------------------------------------
The covenants set forth in Sections 2.1, 2.2 and 2.3 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, whichever event shall first occur.

                  2.5      Right of First Offer. Subject to the terms and
                           --------------------
conditions specified in this Section 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.5, a "Major Investor"
                                                               --------------
shall mean any person who holds at least 10% of the Series A Preferred Stock (or the Common Stock issued upon conversion thereof) issued pursuant to the Purchase Agreement, whether through purchase of such shares pursuant to the purchase Agreement or acquisition of such shares thereafter). For purposes of this
Section 2.5, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

               Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such
                ------
Shares to each Major Investor in accordance with the following provisions:

                    (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer
  ------
such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                    (b) Within 15 calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Major Investor's failure to do
   -------------------------
likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                    (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

         (d) The right of first offer in this paragraph 2.4 shall not be applicable (i) to the issuance or sale of up to 414,000 shares of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, or (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1 at an offering price of at least $6.46 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and not less than $15,000,000 in the aggregate, or (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, or (iv) to the issuance or sale of the Series A Preferred Stock, or (v) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing shareholder of the Company or (vi) the issuance by the Company of up to 92,879 shares of Common Stock at the per share price of not less than $3.23.

         3.    Repurchase.
               ----------

               3.1   Repurchase Request. At any time after September 27, 2002
                     ------------------
and provided that the Series A Preferred issued to the holders pursuant to the Purchase Agreement was not automatically converted into Common Stock pursuant to
Article III(4)(b) of the Company's Articles of Incorporation, but within thirty
(30) days (the "Repurchase Date")after the receipt by the Company of a written
                ---------------
request (the "Repurchase Request") from the Holders of not less than a majority
              ------------------
of the Registrable Securities that all or some of such Holders' shares of capital stock of the Company be repurchased, and concurrently with surrender by such Holders of the certificates representing such shares, the Company shall, to the extent it may lawfully do so, repurchase the shares specified in the Repurchase Request by paying in cash therefor a sum per share equal to the higher of (i) $3.23 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares or (ii) the Fair Market Value (as defined below) of each such share (the "Repurchase Price").
                                                         ----------------
Notwithstanding the foregoing, the Company may, at its option, repurchase the shares with respect to which the Repurchase Request has been made through the issuance of one or more promissory notes, each of which shall be secured by all of the assets of the Company and accrue interest at the prime rate on the Repurchase Date as reported in the Wall Street Journal, compounded monthly. The accrued principal and interest under such promissory notes shall be due and payable in equal quarterly installments over a three year period and may be prepaid in full by the Company prior to the expiration of such period. The Repurchase Date shall occur no more than thirty days after the receipt by the Company of the Repurchase Request, provided that if the last day of such thirty day period falls on a Saturday, Sunday or legal holiday the Repurchase Date that would otherwise have occurred on such Saturday, Sunday or legal holiday shall occur on the next succeeding business day.

               3.2   Notice. At least fifteen (15) but no more than thirty (30)
                     ------
days prior to the Repurchase Date, written notice shall be mailed, first class postage prepaid, to each Holder of record (at the close of business on the business day next preceding the day on which notice is given) of the shares of capital stock to be repurchased, at the address last shown on the records of the Company for such Holder, notifying such Holder of the repurchase to be effected, specifying the number of shares to be repurchased from such Holder, the Repurchase Date, the Repurchase

Price, the place at which payment may be obtained and calling upon such Holder to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be repurchased (the "Repurchase Notice"). Except as provided in subsection 3.3 below on or
      -----------------
after the Repurchase Date, each Holder of shares of capital stock to be repurchased shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Repurchase Notice, and thereupon the Repurchase Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are repurchased, a new certificate shall be issued representing the unrepurchased shares.

                    3.3 Availability of Funds. From and after the Repurchase
                        ---------------------
Date, unless there shall have been a default in payment of the Repurchase Price, all rights of the Holders of shares of capital stock designated for repurchase in the Repurchase Notice as Holders of capital stock (except the right to receive the Repurchase Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for repurchase of shares of capital stock on the Repurchase Date are insufficient to repurchase the total number of shares of capital stock to be repurchased on such date, those funds which are legally available will be used to repurchase the maximum possible number of such shares ratably among the Holders of such shares to be repurchased based upon their holdings of capital stock. The shares of capital stock not repurchased shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the repurchase of shares of capital stock, such funds will immediately be used to repurchase the balance of the shares which the Company has become obliged (but for lack of legally-available funds) to repurchase on the Repurchase Date and which it has not repurchased.

                    3.4 Fair Market Value. For purposes of this subsection 3,
                        -----------------
the term "Fair Market Value" shall mean the fair market value determined jointly by the Company and the Holders of a majority of the shares of capital stock. If the Company and the Holders cannot agree on the fair market value, then such value shall be determined by a three member panel, one of which shall be selected by the Company, one of which shall be selected by Holders of a majority of the shares of capital stock, and the third of which shall be designated by the foregoing two members. If such panel cannot agree on the fair market value, then such value shall be determined by the member of the panel designated by the other two members.

                    3.5 Conflicts with Articles. The rights set forth in this
                        -----------------------
Section 3 are in addition to any rights set forth in Article III, Section (B) 3 of the Company's Restated Articles of Incorporation (the "Redemption Provisions"). In the event of any conflict between the rights set forth in the Redemption Provisions and the terms of this Section 3 the terms of the Redemption Provisions shall govern.

               4    Covenants of the Investors
                    --------------------------

                    4.1 Company Right of First Offer. Subject to the terms and
                        ----------------------------
conditions specified in this Section 4.1, each Investor hereby grants to the Company a right of first offer with respect to future sales by the Company of the shares of the Company's Series A Preferred Stock purchased by such Investor pursuant to the Purchase Agreement ("Series A Preferred Shares")

                    Each time an Investor offers any Series A Preferred Shares, the Investor shall first make an offering of such Series A Preferred Shares to the Company in accordance with the following provisions:

                    (a) The Company shall deliver a notice by certified mail ("Series A Notice") to the Company stating (i) its bona fide intention to offer
  ---------------
such Series A Preferred Shares, (ii) the number of such Series A Preferred Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Series A Preferred Shares.

                    (b) Within 15 calendar days after delivery of the Notice, the Company may elect to purchase or obtain, at the price and on the terms specified in the Notice, all, but not part, of the Series A Preferred Shares specified in the Series A Notice.

                    (c) The Investor may, following the expiration of the period provided in subsection 4.l(b) hereof, offer the remaining unsubscribed portion of the Series A Preferred Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice.

                    (d) The right of first offer in this paragraph 4.1 shall not be applicable (i) to or after the Company's consummation of the initial public offering of its equity securities, or (ii) to an Investor's transfer or distribution of the Series A Preferred Shares to its partners or affiliates. In connection with a transfer by an Investor to its partners or affiliates, such Investor will undertake reasonable efforts to cause such transferee to be bound by this Section 4.1.

                    4.2 Covenant bv Summit Partners.
                        ---------------------------


                    (a) Summit Ventures IV, L.P. and Summit Investors III, L.P. (together, the "Summit Entities") each hereby agrees that it shall not sell any shares of Series A Preferred to a competitor of the Company without the prior written consent of the Company, which consent shall not be unreasonably withheld. For purposes of this Section 4.2, a "competitor" of the Company shall be deemed to mean any person or organization, business or other entity that directly engages in, or controls, is controlled by or under common control with such, person, organization, business or other entity which directly engages in, the development or sale of software products or software services and software consulting to the oncology market.

                         (b) This Section 4.2 shall cease to have further force
or effect after the Company's consummation of the initial public offering of its equity securities

                  5.     Miscellaneous.
                         -------------

                         5.1 Successors and Assigns. Except as otherwise
                             ----------------------
provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Series A Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                         5.2 Governing Law. This Agreement and all acts and
                             -------------
transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

                         5.3 Counterparts. This Agreement may be executed in two
                             ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                         5.4 Titles and Subtitles. The titles and subtitles used
                             --------------------
in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                         5.5 Notices. Unless otherwise provided, any notice
                             -------
required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto or as subsequently modified by written notice.
---------

                         5.6 Amendments and Waivers. Any term of this Agreement
                             ----------------------
may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company.

                         5.7 Severability. If one or more provisions of this
                             ------------
Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (Z) the balance of the Agreement shall be enforceable in accordance with its terms.

                         5.8 Aggregation of Stock. All shares of the Preferred
                             --------------------
Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                            [Signature Page Follows]

     The parties have executed this Investors' Rights Agreement as of the date first above written.


                                    COMPANY:

                                    IMPAC MEDICAL SYSTEMS, INC.


                                    By: /s/ Joseph K. Jachinowski
                                        ---------------------------------
                                        Joseph K. Jachinowski
                                        President


                                    Address: 215 Castro Street
                                             Mountain View, CA 94041


                  SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

                                INVESTORS:

                                WA&H INVESTMENT, L.L.C.
                                By: Wessels, Arnold & Henderson Group, L.L.C.
                                    its managing member


                                By: /s/ Kenneth J. Wessels
                                    ____________________________________________
                                    Name:  Kenneth J. Wessels
                                           _____________________________________
                                    Title: Managing Director - CEO
                                           _____________________________________

                                Address: 901 Marquette Avenue
                                         Minneapolis, MN 55402-3280


                                SUMMIT VENTURES IV, L.P.
                                By: Summit Partners IV, L.P., General Partner
                                By: Stamps, Woodsum & Co., IV, General Partner


                                By: /s/ Gregory M. Avis
                                    -------------------------------------------
                                    Gregory M. Avis
                                    Managing Partner

                                Address: 499 Hamilton Avenue, Suite 200
                                         Palo Alto, CA 94301


                                SUMMIT INVESTORS III, L.P.


                                By: /s/ Gregory M. Avis
                                    --------------------------------------------
                                    Gregory M. Avis
                                    Managing Partner

                                Address: 499 Hamilton Avenue, Suite 200
                                         Palo Alto, CA 94301


                 SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A
                                    ---------

                                    INVESTORS
                                    ---------

          Name/Address                         No. of Shares
          ------------                         -------------


      WA&H Investments, L.L.C.                        23,220
      901 Marquette Avenue
      Minneapolis, MN 55402-3280
      ------------------------------------------------------
      Summit Ventures IV, L.P.                     1,154,412
      499 Hamilton Avenue, Suite 200
      Palo Alto, CA 94301
      ------------------------------------------------------
      Summit Investors III, L.P.                      60,758
      499 Hamilton Avenue, Suite 200
      Palo Alto, CA 94301                          ---------
              Total:                               1,238,390